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Exhibit 24.1

Power of Attorney

        Each person whose signature appears below authorizes Stephen W. Bergstrom and Daniel C. Campbell, or either of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities for American Midstream GP, LLC and the registrant and co-registrants listed on Schedule I hereto or otherwise, a Post-Effective Amendment to Registration Statement on Form S-3 and any further amendments, including post-effective amendments, thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, as amended (and all further amendments, including post-effective amendments, thereto)), relating to an offer to sell from time to time in one or more series common units representing limited partner interests in American Midstream Partners, LP and debt securities of American Midstream Partners, LP with American Midstream Finance Corporation as a possible co-issuer, as well as guarantees of debt securities issued by American Midstream Partners, LP, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission necessary or advisable to enable the registrant and co-registrants to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of such securities pursuant to such Post-Effective Amendment to Registration Statement on Form S-3, which amendments may make such changes in such Post-Effective Amendment to Registration Statement on Form S-3 or any further amendments as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney effective as of October 1, 2013.

/s/ STEPHEN W. BERGSTROM Stephen W. Bergstrom	/s/ DANIEL C. CAMPBELL Daniel C. Campbell
/s/ DANIEL R. REVERS Daniel R. Revers	/s/ JOHN F. ERHARD John F. Erhard
/s/ LUCIUS H. TAYLOR Lucius H. Taylor	/s/ GERALD A. TYWONIUK Gerald A. Tywoniuk
/s/ EILEEN A. APTMAN Eileen A. Aptman	/s/ DONALD R. KENDALL, JR. Donald R. Kendall, Jr.
/s/ JOSEPH W. SUTTON Joseph W. Sutton

 Schedule I

Registrant	State or Other Jurisdiction of Incorporation or Organization
American Midstream Partners, LP	Delaware

Co-Registrant	State or Other Jurisdiction of Incorporation or Organization
American Midstream, LLC	Delaware
American Midstream Chatom, LLC	Delaware
American Midstream Chatom Unit 1, LLC	Delaware
American Midstream Chatom Unit 2, LLC	Delaware
American Midstream Marketing, LLC	Delaware
American Midstream (Burns Point), LLC	Delaware
American Midstream (Alabama Gathering), LLC	Alabama
American Midstream (Alabama Intrastate), LLC	Alabama
American Midstream (AlaTenn), LLC	Alabama
American Midstream (Bamagas Intrastate), LLC	Delaware
American Midstream (Louisiana Intrastate), LLC	Delaware
American Midstream (Midla), LLC	Delaware
American Midstream (Mississippi), LLC	Delaware
American Midstream (SIGCO Intrastate)	Delaware
American Midstream (Tennessee River), LLC	Alabama
American Midstream Offshore (Seacrest), LP	Texas
American Midstream Onshore Pipelines, LLC	Delaware
Mid Louisiana Gas Transmission	Delaware

QuickLinks

  Exhibit 24.1
Power of Attorney
Schedule I